CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  in  the  Registration  Statement  on  Form  N-1A  of  the  Northern

Lights  Fund  Trust  and  to  the  use  of  our  report  dated  May  28,  2010  on  the  financial  statements  and financial  highlights  of  Wayne  Hummer  Small  Cap Core  Fund  and Wayne Hummer  Large Cap  Core  Fund,

each a series of shares of beneficial interest of the Northern Lights Fund Trust.  Such financial statements and  financial  highlights  appear  in  the  2010  Annual  Report  to  Shareholders  that  is  incorporated  by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

July 29, 2010